As Filed with the Securities and Exchange Commission on February 5, 2002
Registration No. 333-76828

U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

AMENDMENT NO. 2

TO
FORM S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

ARRAY BIOPHARMA INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	84-1460811
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification Number)

3200 Walnut Street

Boulder, CO 80301
(303) 381-6600
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive office)

Robert E. Conway, Chief Executive Officer

Array BioPharma Inc.
3200 Walnut Street
Boulder, CO 80301
(303) 381-6600
(Name, address, including zip code, and telephone number, including area code, of agent for service)

With Copies To:

Alan L. Dye Christopher D. Ozeroff Hogan & Hartson L.L.P. 1800 Broadway, Suite 200 Boulder, CO 80302 (720) 406-5300	Charles K. Ruck Derek D. Dundas Latham & Watkins 650 Town Center Drive, 20th Floor Costa Mesa, CA 92626 (714) 540-1235

      Approximate Date of Commencement of Proposed Sale to the Public: As soon as practicable after the effective date of this Registration Statement.

      If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

      If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☐

      If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

      If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

      If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.  ☐

      Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until Registrant shall file a further Amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Explanatory Note

     The purpose of this amendment no. 2 to the registration statement is to file a certain exhibit to the registration statement.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16: Exhibits

Please see the Exhibit Index immediately following the signature page.

SIGNATURES

      Pursuant to the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this amendment no. 2 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Boulder, state of Colorado, on February 5, 2002.

ARRAY BIOPHARMA INC.

By:	/s/ ROBERT E. CONWAY

Robert E. Conway
Chief Executive Officer

      Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment no. 2 to the registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title

/s/ ROBERT E. CONWAY Robert E. Conway	Chief Executive Officer and Director (Principal Executive Officer)	February 5, 2002

* Kyle Lefkoff	Chairman of the Board of Directors	February 5, 2002

/s/ R. MICHAEL CARRUTHERS R. Michael Carruthers	Chief Financial Officer (Principal Financial and Accounting Officer)	February 5, 2002

* Francis J. Bullock, Ph.D.	Director	February 5, 2002

* Marvin H. Caruthers, Ph.D.	Director	February 5, 2002

* Kirby L. Cramer	Director	February 5, 2002

* Kevin Koch, Ph.D.	Director	February 5, 2002

* Robert W. Overell, Ph.D.	Director	February 5, 2002

* David L. Snitman, Ph.D.	Director	February 5, 2002

* John L. Zabriskie, Ph.D.	Director	February 5, 2002

* By his signature below, the undersigned, pursuant to duly authorized powers of attorney filed with the Securities and Exchange Commission, has signed this amendment no. 2 to the registration statement on behalf of the persons indicated.

/s/ ROBERT E. CONWAY Robert E. Conway

II-3

EXHIBIT INDEX

Exhibit
No.		Description

1.1		Form of Underwriting Agreement
4.1	+	Specimen certificate representing the common stock
5.1	*	Opinion of Hogan & Hartson L.L.P.
10.1	*	Employment Agreement with Robert E. Conway dated November 15, 2001
23.1	*	Consent of Hogan & Hartson L.L.P. (included in Exhibit 5.1)
23.2	*	Consent of Ernst & Young LLP
24.1	*	Power of attorney (included on signature page)

*	Previously filed.

+	Incorporated herein by reference to the registrant’s registration statement on Form S-1 (File No. 333-45922).